Exhibit 99.1

Semler Reports Second Quarter and First Half 2017 Financial Results

Strong Revenue Growth Driven By Increasing Number of Installations

PORTLAND, Ore. – August 2, 2017 – Semler Scientific, Inc. (OTCQB: SMLR), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers, today reported financial results for the second quarter and six months ended June 30, 2017.

“Orders for QuantaFlo™ were robust as we believe customers recognize the value of our product, that is, to provide better clinical outcomes for their patients and better economics for their businesses,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “We are looking forward to our best year ever in terms of revenue,” he added.

FINANCIAL RESULTS

For the three months ended June 30, 2017, compared to corresponding period of 2016, Semler had:

•	Revenue of $2,578,000, an increase of $942,000, compared to $1,636,000
•	Cost of revenue of $592,000, an increase of $59,000, compared to $533,000
•	Total operating expenses, which includes cost of revenue, of $3,133,000, an increase of $627,000, compared to $2,506,000
•	Net loss of $850,000, or $0.16 per share, a decrease of $116,000, compared to a net loss of $966,000, or $0.19 per share

For the six months ended June 30, 2017, compared to the corresponding period of 2016, Semler had:

•	Revenue of $4,633,000, an increase of $1,497,000, compared to $3,136,000
•	Cost of revenue of $1,131,000, an increase of $181,000, compared to $950,000
•	Total operating expenses, which includes cost of revenue, of $5,937,000, an increase of $1,000,000, compared to $4,937,000
•	Net loss of $1,722,000, or $0.33 per share, a decrease of $250,000, compared to a net loss of $1,972,000, or $0.38 per share

For the three months ended June 30, 2017, compared to three months ended March 31, 2017, Semler had:

•	Revenue of $2,578,000, an increase of $523,000, compared to $2,055,000
•	Cost of revenue of $592,000, an increase of $52,000, compared to $540,000
•	Total operating expenses, which includes cost of revenue, of $3,133,000, an increase of $328,000, compared to $2,805,000
•	Net loss of $850,000, or $0.16 per share, a decrease of $21,000, compared to a net loss of $871,000, or $0.17 per share
•	Cash of $496,000, an increase of $337,000, compared to $159,000

SECOND QUARTER 2017 HIGHLIGHTS

The major accomplishments of the second quarter were to:

1.	Ship new and expanded orders for QuantaFlo™, our vascular testing product, which resulted in quarterly revenue growth of 25% compared to the first quarter of 2017; and

2.	Make additional investments in research and development, technical and clinical services to support a larger and growing installed base of business.

We expect revenue from QuantaFlo™ to continue to grow due to an increasing number of installations resulting from new orders, higher average pricing as compared to its predecessor product and the recurring revenue business models that we employ. A significant number of orders were installed near the end of the second quarter of 2017 and were billed beginning in July 2017, which we expect to result in continued quarterly revenue growth in the third quarter of this year.

We also expanded our infrastructure to support the volume of business. Our research and development efforts continue to bring forth enhancements to our product’s capabilities, which we believe will further drive customer orders.

In the second quarter and over the next several months, we expect cost of revenue to increase as we customize equipment and software for clients to meet their cybersecurity and data analysis needs. It is still our intent to grow revenue at a faster rate than expenses and to achieve profitability.

“Our immediate objective is to become the standard of care for testing to identify patients at risk for heart attacks and strokes to enable better preventive medical care,” said Dr. Murphy-Chutorian. “The second quarter revenue performance was outstanding and propels us forward to an exciting full year of continued achievement,” he concluded.

Notice of Conference Call

Semler will host a conference call at 11 a.m. ET, Wednesday, August 2, 2017. The call will address second quarter and first half results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Second Quarter 2017 Financial Results Call, conference ID#: 56237295." The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Condensed Statements of Operations

(In thousands of U.S. Dollars, except for share and per share amounts)

	For the three months ended June 30		For the six months ended June 30
	(Unaudited)		(Unaudited)
	2017	2016	2017	2016

Revenue	$2,578	$1,636	$4,633	$3,136

Operating expenses:
Cost of revenue	592	533	1,131	950
Engineering and product development	474	182	913	452
Sales and marketing	1,164	1,028	2,153	2,001
General and administrative	902	763	1,740	1,534

Total operating expenses	3,132	2,506	5,937	4,937

Loss from operations	(554)	(870)	(1,304)	(1,801)

Interest expense	(115)	(96)	(231)	(170)
Other expense	(181)	-	(187)	(1)
Other expense	(296)	(96)	(418)	(171)

Net loss	$(850)	$(966)	$(1,722)	$(1,972)

Net loss per share, basic and diluted	$(0.16)	$(0.19)	$(0.33)	$(0.38)
Weighted average number of shares used in computing basic and diluted loss per share	5,340,234	5,123,568	5,286,179	5,123,568

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	At	At
	June 30, 2017	December 31, 2016
	(Unaudited)

Cash	$496	$622
Other current assets	985	970
Noncurrent assets	1,674	1,480
Total assets	3,155	3,072

Current liabilities	4,975	3,229
Non-current liabilities	1,815	2,762
Stockholders' deficit	(3,635)	(2,919)
Total liabilities and stockholders' deficit	$3,155	$3,072

About Semler Scientific, Inc.:

Semler Scientific, Inc. is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers. Semler Scientific’s mission is to develop, manufacture and market innovative proprietary products and services that assist its customers in evaluating and treating chronic diseases. Semler Scientific’s first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015, Semler Scientific received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. Semler Scientific believes it is positioned to provide valuable information to its insurance company and physician customers, which in turn permit them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding the rate of customer orders, continued revenue growth from QuantaFlo™ business, and the effects of the Company’s cybersecurity measures research and development efforts and growth in cost of revenue. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its cardiovascular testing products, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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